EXHIBIT 99.1

NEWS RELEASE
(For Immediate Release)

GENERAL FINANCE CORPORATION SUBSIDIARY ROYAL WOLF CLOSES A$91.5 MILLION AUSTRALIAN IPO

THIS RELEASE IS NOT FOR CIRCULATION OR DISTRIBUTION INTO AUSTRALIA AND DOES NOT CONSTITUTE A PROSPECTUS OR AN OFFER OF ANY SECURITIES

Pasadena, CA – May 31, 2011 - General Finance Corporation (NASDAQ: GFN, GFNCL and GFNCZ) (“General Finance”) today announced that the initial public offering (the “Australian IPO”) of its subsidiary Royal Wolf Holdings Limited (“Royal Wolf”) closed on May 30, 2011 in Australia.  Royal Wolf raised gross proceeds of A$91.5 million from the issue of 50 million new ordinary shares at a price of A$1.83 per share.  The shares are expected to begin trading on the Australian Securities Exchange under the symbol “RWH” on or about May 31, 2011 on a deferred settlement basis and on or about June 7, 2011 on a normal settlement basis.  Based on the Australian IPO offering price, Royal Wolf would have an estimated market capitalization of approximately A$183.7 million.  Credit Suisse acted as the sole lead manager, underwriter and bookrunner for the offering.

At the completion of the offering, General Finance and Royal Wolf directors and management owned 50.2% of Royal Wolf, and the public owned 49.8% of Royal Wolf.

General Finance and Royal Wolf will use the net proceeds of the Australian IPO to, among other things, prepay in full Bison Capital’s subordinated notes at Royal Wolf, repurchase Bison Capital’s 13.8%  ownership of the parent company of Royal Wolf, reduce senior borrowings at Royal Wolf and Pac-Van and for general working capital purposes. In conjunction with the Australian IPO, the senior secured credit facility of Royal Wolf will be amended to, among other things, extend its maturity to June 2014.

Ronald Valenta, General Finance’s President and Chief Executive Officer, stated, “We are very pleased with the closing of the Royal Wolf initial public offering, the work of the Royal Wolf team to complete the offering and the addition of talented and experienced independent directors to the Royal Wolf board.  The offering significantly recapitalizes Royal Wolf’s balance sheet and, along with its increasing free cash flow and amended ANZ senior credit facility, not only provides Royal Wolf with the foundation for its future growth, but also provides us at the corporate level with capital to satisfy  the Bison Capital put option and assist Pac-Van in complying with financial covenants under its senior credit facility.”

The offering will not be available to persons who are in the United States.    No securities regulatory authority has either approved or disapproved of the contents of this news release.  The securities to be offered have not been and will not be registered, and may not be offered or sold, in the United States absent an exemption from the registration requirements of the United States Securities Act of 1933, as amended.  A prospectus for the securities will be made available in Australia when the securities are offered and any permitted applicant under the terms of that prospectus will need to complete the application form that will be in or will accompany the prospectus. This press release is for information purposes only and does not constitute an offer to sell or a solicitation of an offer to buy ordinary shares of Royal Wolf.

About General Finance Corporation

General Finance Corporation (www.generalfinance.com), through its indirect majority-owned subsidiary, Royal Wolf  Holdings Limited (www.royalwolf.com.au) and its indirect 100%-owned subsidiary Pac-Van, Inc. (www.pacvan.com), sells and leases products in the portable services industry to a broad cross-section of industrial, commercial, educational and government customers throughout Australia, New Zealand and the United States. These products include storage containers and freight containers in the mobile storage industry; and modular buildings, mobile offices and portable container buildings in the modular space industry.

Cautionary Statement About Forward-Looking Statements

Statements in this news release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements include, but are not limited to, statements relating to the initial public offering by Royal Wolf, statements addressing management’s views with respect to future financial and operating results, competitive pressures, market interest rates for our variable rate indebtedness, our ability to raise capital or borrow additional funds, changes in the Australian or New Zealand dollar relative to the U.S. dollar, regulatory changes, customer defaults or insolvencies, litigation, acquisition of businesses that do not perform as we expect or that are difficult for us to integrate or control, our ability to procure adequate levels of products to meet customer demand, adverse resolution of any contract or other disputes with customers, declines in demand for our products and services from key industries such as the Australian mining industry or the U.S. construction industry or a write-off of all or a part of our goodwill and intangible assets.  These involve risks and uncertainties that could cause actual outcomes and results to differ materially from those described in forward-looking statements.  We believe that the expectations represented by our forward looking statements are reasonable, yet there can be no assurance that such expectations will prove to be correct. Furthermore, unless otherwise stated, the forward looking statements contained in this press release are made as of the date of the press release, and we do not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise unless required by applicable legislation or regulation. The forward-looking statements contained in this press release are expressly qualified by this cautionary statement. Readers are cautioned that these forward-looking statements involve certain risks and uncertainties, including those contained in filings with the Securities and Exchange Commission.

Contact

Charles E. Barrantes
Chief Financial Officer
(626) 584-9722 ext. 1007